Exhibit 99.1

Flowserve Corporation Reports Fourth Quarter and Full Year 2018 Results; Issues 2019 Financial Guidance

  Strong bookings growth for the fourth quarter and full year
  Significant quarterly expansion in gross and operating margins
  Continued progress on Flowserve 2.0 transformation

DALLAS--(BUSINESS WIRE)--February 20, 2019--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the fourth quarter and full year ended December 31, 2018.

Fourth Quarter 2018 Highlights (all comparisons to the 2017 fourth quarter, unless otherwise noted)

  Reported Earnings Per Share (EPS) of $0.48 and Adjusted EPS[1] of $0.58
    Reported EPS includes pre-tax adjusted items of approximately $27 million, including realignment and transformation expenses and below-the-line foreign exchange impacts
    Adjusted EPS increased 16%, and 18% on a sequential basis
  Total bookings were $1.05 billion, up 6.1%, or 8.8% on a constant currency basis, and included approximately 1% negative impact related to divested businesses. Book-to-bill was 1.06
    Aftermarket bookings were $533 million, or 51% of total bookings, up 14.9%, or 18.2% on a constant currency basis
  Sales were $987 million, down 4.6%, or 2.0% on a constant currency basis and included approximately 1% negative impact related to divested businesses
    Aftermarket sales were $496 million, down 1.2%, or up 1.9% on a constant currency basis
  Reported gross and operating margins were 32.6% and 9.4%, respectively
    Adjusted gross and operating margins[2] increased 300 and 170 basis points to 33.7% and 11.9%, respectively

Full Year 2018 Highlights (all comparisons to full year 2017, unless otherwise noted)

  Reported EPS of $0.91 and Adjusted EPS[1] of $1.75
    Reported EPS includes pre-tax adjusted items of approximately $146 million, primarily related to realignment and transformation expenses, a loss on divested assets and below-the-line foreign exchange impacts
  Total bookings were $4.02 billion, up 5.7%, or 4.9% on a constant currency basis, and included approximately 1% negative impact related to divested businesses. Book-to-bill was 1.05.
    Aftermarket bookings were $2.03 billion, or 50% of total bookings, up 10.6%, or 11.0% on a constant currency basis
  Backlog at December 31, 2018 was $1.90 billion, up 5.3% versus 2018 beginning backlog
  Sales were $3.83 billion, up 4.7%, or 3.8% on a constant currency basis and included approximately 1% negative impact related to divested businesses.
    Aftermarket sales were $1.90 billion, up 6.3%, or 5.2% on a constant currency basis
  Reported gross and operating margins of 31.0% and 6.5%, respectively
    Adjusted gross and operating margins[2] increased 90 and 100 basis points to 32.3% and 9.8%, respectively

“The Flowserve 2.0 transformation continues to drive significant improvement as seen by the 29% increase in our full year 2018 adjusted EPS. Improved operational performance drove adjusted gross and operating margin expansion for both the quarter and full year, including IPD’s highest adjusted operating margin since 2015,” said Scott Rowe, Flowserve’s president and chief executive officer. “Double-digit growth in aftermarket bookings in the quarter, combined with an increased backlog at year-end provides a solid foundation for growth in 2019.”

Lee Eckert, Flowserve’s senior vice president and chief financial officer, added, “Flowserve delivered solid operating cash flow of $164 million in the 2018 fourth quarter, continuing the momentum of the second and third quarters. Working capital efficiency remains a key priority and we delivered improvement in 2018, including both inventory and accounts receivables declines since the beginning of 2018, even with growth in bookings and sales.”

Rowe concluded, “As we look to this year, we remain focused on advancing our Flowserve 2.0 initiatives to capitalize on the momentum we achieved in 2018. Our priorities include further operating improvements and driving strategic and deliberate growth. Despite the current market uncertainties from ongoing geopolitical headwinds, including tariffs, sanctions and certain regional challenges, we believe in our ability to deliver continued operational improvements together with top- and bottom-line growth. We look forward to our continued progress in 2019 as we remain committed to driving long-term value creation for our customers, employees and shareholders.”

2019 Initial Guidance[3]

Flowserve is providing Reported and Adjusted EPS guidance for 2019, as well as certain other financial metrics, as shown in the table below.

2019 Target Range
Revenues	Up 4.0% to 6.0%
Reported Earnings Per Share	$1.60 - $1.80
Adjusted Earnings Per Share	$1.95 - $2.15
Net interest expense	$55 - $57 million
Adjusted Tax rate	26% - 28%

Flowserve’s 2019 Adjusted EPS target range excludes expected realignment and transformation charges of approximately $65 million, as well as the potential impact of below-the-line foreign currency effects and certain other discrete items. Both the Reported and the Adjusted EPS target range includes the expected revenue increase of approximately 4.0 to 6.0 percent year-over-year, and is based on current foreign currency rates and commodity prices, 2018 year-end backlog, expected bookings levels and market conditions, the reset of annual incentive performance goals, a broad-based merit increase, modest above-the-line negative foreign currency impacts, net interest expense in the range of $55 to $57 million and an adjusted tax rate of 26 to 28 percent. The quarterly phasing of expected 2019 earnings is anticipated to reflect Flowserve’s traditional seasonality, although more pronounced in its second half weighting as additional transformation benefits are expected to be realized.

Fourth Quarter 2018 Results Conference Call

Flowserve will host its conference call with the financial community on Thursday, February 21st at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

[1]	See Reconciliation of Non-GAAP Measures table for detailed reconciliation of reported results to adjusted measures.
[2]	Adjusted gross and operating margins are calculated by dividing adjusted gross profit and adjusted operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See reconciliation of Non-GAAP Measures table for detailed reconciliation.
[3]	Adjusted 2019 EPS will exclude the Company’s realignment expenses, the impact from other specific one-time events and below-the-line foreign currency effects and utilizes year-end 2018 FX rates and approximately 131 million fully diluted shares.
_	FX headwind is calculated by comparing the difference between the actual average FX rates of 2018 and the year-end 2018 spot rates both as applied to our 2019 expectations, divided by the number of shares expected for 2019.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from our strategic transformation and realignment initiatives, our business could be adversely affected; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended December 31,
(Amounts in thousands, except per share data)	2018	2017

Sales	$986,867	$1,034,069
Cost of sales	(665,022)	(727,575)
Gross profit	321,845	306,494
Selling, general and administrative expense	(231,869)	(221,422)
Gain on sale of businesses	-	159
Net earnings from affiliates	3,235	3,564
Operating income	93,211	88,795
Interest expense	(14,516)	(15,041)
Interest income	2,228	1,056
Other expense, net	(2,362)	(7,855)
Earnings before income taxes	78,561	66,955
Provision for income taxes	(14,197)	(172,843)
Net earnings (loss), including noncontrolling interests	64,364	(105,888)
Less: Net (earnings) loss attributable to noncontrolling interests	(1,261)	6
Net earnings (loss) attributable to Flowserve Corporation	$63,103	$(105,882)

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.48	$(0.81)
Diluted	0.48	(0.81)

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended December 31, 2018
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$986,867	$-		$-		$986,867
Gross profit	321,845	(11,104)		-		332,949
Gross margin	32.6%	-		-		33.7%

Selling, general and administrative expense	(231,869)	513		(13,815)	(3)	(218,567)
Loss on sale of business	-	-		-		-

Operating income	93,211	(10,591)		(13,815)		117,617
Operating income as a percentage of sales	9.4%	-		-		11.9%

Interest and other expense, net	(14,650)	-		(2,337)	(4)	(12,313)

Earnings before income taxes	78,561	(10,591)		(16,152)		105,304
Provision for income taxes	(14,197)	3,211	(2)	10,062	(5)	(27,470)
Tax Rate	18.1%	30.3%		62.3%		26.1%

Net earnings attributable to Flowserve Corporation	$63,103	$(7,380)		$(6,090)		$76,573

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.48	$(0.06)		$(0.05)		$0.59
Diluted	$0.48	$(0.06)		$(0.05)		$0.58

Basic number of shares used for calculation	130,845	130,845		130,845		130,845
Diluted number of shares used for calculation	131,413	131,413		131,413		131,413

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents Flowserve 2.0 transformation efforts
(4) Represents below-the-line foreign exchange impacts
(5) Includes tax impact of items above and a $5.7 million tax benefit related to the U.S. Tax Cuts and Jobs Act of 2017

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended December 31, 2017
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$1,034,069	$-		$-		$1,034,069
Gross profit	306,494	(10,575)		-		317,069
Gross margin	29.6%	-		-		30.7%

Selling, general and administrative expense	(221,422)	(1,672)		(4,115)	(3)	(215,635)
Gain on sale of businesses	159	-		159	(4)	-

Operating income	88,796	(12,247)		(3,956)		104,999
Operating income as a percentage of sales	8.6%	-		-		10.2%

Interest and other expense, net	(21,841)	-		(4,294)	(5)	(17,547)

Earnings before income taxes	66,955	(12,247)		(8,250)		87,452
Provision for income taxes	(172,843)	4,361	(2)	(155,538)	(6)	(21,666)
Tax Rate	258.1%	35.6%		-1885.3%		24.8%

Net (loss) earnings attributable to Flowserve Corporation	$(105,882)	$(7,886)		$(163,788)		$65,792

Net (loss) earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$(0.81)	$(0.06)		$(1.25)		$0.50
Diluted	$(0.81)	$(0.06)		$(1.25)		$0.50

Basic number of shares used for calculation	130,681	130,758		130,758		130,758
Diluted number of shares used for calculation	130,681	131,417		131,417		131,417

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents $1.2 million of SIHI integration costs and purchase price adjustments ("PPA") and $2.9 million of Mexico asset impairment charge
(4) Represents gain related to the sale of Vogt business
(5) Represents below-the-line foreign exchange impacts
(6) Includes tax impact of items above, a $115.3 million tax charge related to the U.S. Tax Cuts and Jobs Act of 2017 and certain tax valuation allowances totaling $43.1 million

SEGMENT INFORMATION
(Unaudited)
ENGINEERED PRODUCT DIVISION	Three Months Ended December 31,
(Amounts in millions, except percentages)	2018	2017
Bookings	$545.0	$485.5
Sales	484.6	498.9
Gross profit	146.6	141.7
Gross profit margin	30.3%	28.4%
SG&A	90.6	93.9
Segment operating income	59.1	51.5
Segment operating income as a percentage of sales	12.2%	10.3%

INDUSTRIAL PRODUCT DIVISION	Three Months Ended December 31,
(Amounts in millions, except percentages)	2018	2017
Bookings	$203.2	$205.8
Sales	196.4	215.3
Gross profit	59.2	45.9
Gross profit margin	30.1%	21.3%
SG&A	40.5	49.1
Segment operating income (loss)	18.9	(2.9)
Segment operating income (loss) as a percentage of sales	9.6%	(1.4%)

FLOW CONTROL DIVISION	Three Months Ended December 31,
(Amounts in millions, except percentages)	2018	2017
Bookings	$318.0	$314.1
Sales	325.9	344.6
Gross profit	118.3	118.8
Gross profit margin	36.3%	34.5%
SG&A	53.8	49.7
Gain on sale of businesses	-	0.2
Segment operating income	64.5	68.8
Segment operating income as a percentage of sales	19.8%	20.0%

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
(Amounts in thousands, except per share data)	2018	2017	2016

Sales	$3,832,666	$3,660,831	$3,990,487
Cost of sales	(2,644,830)	(2,571,878)	(2,753,689)
Gross profit	1,187,836	1,088,953	1,236,798
Selling, general and administrative expense	(943,714)	(901,727)	(965,376)
(Loss) gain on sale of businesses	(7,727)	141,317	(7,664)
Net earnings from affiliates	11,143	12,592	12,926
Operating income	247,538	341,135	276,684
Interest expense	(58,160)	(59,730)	(60,137)
Interest income	6,465	3,429	2,804
Other expense, net	(19,569)	(21,827)	(6,439)
Earnings before income taxes	176,274	263,007	212,912
Provision for income taxes	(51,224)	(258,679)	(77,380)
Net earnings, including noncontrolling interests	125,050	4,328	135,532
Less: Net earnings attributable to noncontrolling interests	(5,379)	(1,676)	(3,077)
Net earnings attributable to Flowserve Corporation	$119,671	$2,652	$132,455

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.91	$0.02	$1.02
Diluted	0.91	0.02	1.01

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	12 Months Ended December 31, 2018
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$3,832,666	$-		$-		$3,832,666
Gross profit	1,187,836	(42,697)		(7,713)	(3)	1,238,246
Gross margin	31.0%	-		-		32.3%

Selling, general and administrative expense	(943,714)	(11,235)		(58,180)	(4)	(874,299)
Gain on sale of business	(7,727)	-		(7,727)	(5)	-

Operating income	247,538	(53,932)		(73,620)		375,090
Operating income as a percentage of sales	6.5%	-		-		9.8%

Interest and other expense, net	(71,264)	-		(18,686)	(6)	(52,578)

Earnings before income taxes	176,274	(53,932)		(92,306)		322,512
Provision for income taxes	(51,225)	12,863	(2)	23,273	(7)	(87,361)
Tax Rate	29.1%	23.9%		25.2%		27.1%

Net earnings attributable to Flowserve Corporation	$119,671	$(41,069)		$(69,033)		$229,773

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.91	$(0.31)		$(0.53)		$1.76
Diluted	$0.91	$(0.31)		$(0.53)		$1.75

Basic number of shares used for calculation	130,823	130,823		130,823		130,823
Diluted number of shares used for calculation	131,271	131,271		131,271		131,271

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents $7.7 million related to IPD divestiture write-down of assets
(4) Represents $9.7 million related to IPD divestiture write-down of assets, $7.3 million related to implementation costs for the adoption of ASC 606 and $41.2 million related to Flowserve 2.0 transformation efforts
(5) Represents IPD loss on sale of business
(6) Represents below-the-line foreign exchange impacts
(7) Includes tax impact of items above and a $5.7 million tax benefit related to the U.S. Tax Cuts and Jobs Act of 2017

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Twelve Months Ended December 31, 2017
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$3,660,831	$-		$-		$3,660,831
Gross profit	1,088,953	(43,946)		(16,928)	(3)	1,149,827
Gross margin	29.7%	-		-		31.4%

Selling, general and administrative expense	(901,727)	(27,308)		(33,798)	(4)	(840,621)
Gain on sale of businesses	141,317	-		141,317	(5)	-

Operating income	341,135	(71,254)		90,591		321,798
Operating income as a percentage of sales	9.3%	-		-		8.8%

Interest and other expense, net	(78,128)	-		(13,965)	(6)	(64,163)

Earnings before income taxes	263,007	(71,254)		76,626		257,635
Provision for income taxes	(258,679)	17,003	(2)	(198,264)	(7)	(77,418)
Tax Rate	98.4%	23.9%		258.7%		30.0%

Net earnings attributable to Flowserve Corporation	$2,652	$(54,251)		$(121,638)		$178,541

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.02	$(0.42)		$(0.93)		$1.37
Diluted	$0.02	$(0.41)		$(0.93)		$1.36

Basic number of shares used for calculation	130,703	130,703		130,703		130,703
Diluted number of shares used for calculation	131,358	131,358		131,358		131,358

(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents reserve for costs incurred related to a contract to supply oil and gas platform equipment to an end user in Latin America
(4) Represents $4.4 million of SIHI integration costs and purchase price adjustments ("PPA"), $29.0 million of asset impairment charges and $0.4 million reserve for costs incurred related to a contract to supply oil and gas platform equipment to an end user in Latin America
(5) Represents gain related to the sale of Gestra and Vogt businesses
(6) Represents below-the-line foreign exchange impacts
(7) Includes tax impact of items above, a $115.3 million tax charge related to the U.S. Tax Cuts and Jobs Act of 2017 and certain tax valuation allowances totaling $43.1 million

SEGMENT INFORMATION

ENGINEERED PRODUCT DIVISION	Year Ended December 31,
(Amounts in millions, except percentages)	2018	2017	2016
Bookings	$1,995.1	$1,842.1	$1,823.8
Sales	1,899.2	1,775.4	1,996.0
Gross profit	586.0	545.9	624.0
Gross profit margin	30.9%	30.7%	31.3%
SG&A	390.5	399.3	457.6
Loss on sale of business	-	-	(7.7)
Segment operating income	206.9	159.1	171.1
Segment operating income as a percentage of sales	10.9%	9.0%	8.6%

INDUSTRIAL PRODUCT DIVISION	Year Ended December 31,
(Amounts in millions, except percentages)	2018	2017	2016
Bookings	$838.5	$821.7	$797.7
Sales	799.4	775.2	835.1
Gross profit	189.4	144.1	183.2
Gross profit margin	23.7%	18.6%	21.9%
SG&A	188.4	193.7	189.3
Loss on sale of business	(7.7)	-	-
Segment operating loss	(6.2)	(48.8)	(5.2)
Segment operating loss as a percentage of sales	-0.8%	-6.3%	-0.6%

FLOW CONTROL DIVISION	Year Ended December 31,
(Amounts in millions, except percentages)	2018	2017	2016
Bookings	$1,274.3	$1,225.7	$1,216.8
Sales	1,215.8	1,188.1	1,233.7
Gross profit	416.9	396.7	429.9
Gross profit margin	34.3%	33.4%	34.8%
SG&A	215.0	213.6	226.9
Gain on sale of businesses	-	141.3	-
Segment operating income	201.2	323.7	202.6
Segment operating income as a percentage of sales	16.5%	27.2%	16.4%

Fourth Quarter and Year-to-Date 2018 - Segment Results
(dollars in millions, comparison vs. 2017 fourth quarter and year-to-date, unaudited)

	EPD		IPD		FCD
	4th Qtr	YTD	4th Qtr	YTD	4th Qtr	YTD
Bookings	$545.0	$1,995.1	$203.2	$838.5	$318.0	$1,274.3
- vs. prior year	12.3%	8.3%	-1.3%	2.0%	1.2%	4.0%
- on constant currency	15.3%	7.9%	1.0%	0.5%	3.5%	3.0%

Sales	$484.6	$1,899.2	$196.4	$799.4	$325.9	$1,215.8
- vs. prior year	-2.9%	7.0%	-8.8%	3.1%	-5.4%	2.3%
- on constant currency	-	6.3%	-6.8%	1.7%	-3.2%	1.7%

Gross Profit	$146.6	$586.0	$59.2	$189.4	$118.3	$416.9
- vs. prior year	3.4%	7.3%	29.0%	31.4%	-0.4%	5.1%

Gross Margin (% of sales)	30.3%	30.9%	30.1%	23.7%	36.3%	34.3%
- vs. prior year (in basis points)	190 bps	20 bps	880 bps	510 bps	180 bps	90 bps

Operating Income / (Loss)	$59.1	$206.9	$18.9	$(6.2)	$64.5	$201.2
- vs. prior year	14.8%	30.0%	751.7%	87.3%	-6.3%	-37.8%
- on constant currency	19.6%	29.3%	765.6%	91.0%	-3.9%	-37.4%

Operating Margin (% of sales)	12.2%	10.9%	9.6%	-0.8%	19.8%	16.5%
- vs. prior year (in basis points)	190 bps	190 bps	1090 bps	550 bps	20 bps	(1070) bps

Adjusted Operating Income / (Loss) *	$70.3	$245.1	$20.1	$26.0	$62.8	$204.1
- vs. prior year	17.6%	14.7%	NM	NM	-10.8%	3.7%
- on constant currency	21.7%	14.2%	NM	NM	-8.5%	4.4%

Adj. Oper. Margin (% of sales)*	14.5%	12.9%	10.2%	3.3%	19.3%	16.8%
- vs. prior year (in basis points)	250 bps	90 bps	950 bps	350 bps	(110) bps	20 bps

Backlog	$922.6		$394.0		$608.4

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment and transformation charges, below-the-line FX impacts and other specific discrete items

CONSOLIDATED BALANCE SHEETS

	December 31,
(Amounts in thousands, except per share data)	2018	2017

ASSETS
Current assets:
Cash and cash equivalents	$619,683	$703,445
Accounts receivable, net	792,434	856,711
Contract assets, net	228,579	-
Inventories, net	633,871	884,273
Prepaid expenses and other	108,578	114,316
Total current assets	2,383,145	2,558,745
Property, plant and equipment, net	610,096	671,796
Goodwill	1,197,640	1,218,188
Deferred taxes	44,682	51,974
Other intangible assets, net	190,550	210,049
Other assets, net	190,164	199,722
Total assets	$4,616,277	$4,910,474

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	418,893	443,113
Accrued liabilities	391,406	724,196
Contract liabilities	202,458	-
Debt due within one year	68,218	75,599
Total current liabilities	1,080,975	1,242,908
Long-term debt due after one year	1,414,829	1,499,658
Retirement obligations and other liabilities	459,693	496,954
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued — 176,793 and 176,793, respectively
Capital in excess of par value	494,551	488,326
Retained earnings	3,543,007	3,503,947
Treasury shares, at cost — 46,237 and 46,471 shares, respectively	(2,049,404)	(2,059,558)
Deferred compensation obligation	7,117	6,354
Accumulated other comprehensive loss	(573,947)	(505,473)
Total Flowserve Corporation shareholders' equity	1,642,315	1,654,587
Noncontrolling interests	18,465	16,367
Total equity	1,660,780	1,670,954
Total liabilities and equity	$4,616,277	$4,910,474

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(Amounts in thousands)	2018	2017	2016

Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$125,050	$4,328	$135,532
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	95,820	101,438	99,897
Amortization of intangible and other assets	16,653	17,016	16,855
Loss (gain) on disposition of businesses	7,727	(141,317)	7,664
Stock-based compensation	19,912	22,820	30,213
Provision for U.S. Tax Cuts and Jobs Act of 2017 and Latin America accounts receivable reserve	(5,654)	115,320	73,452
Foreign currency, asset impairments and other non-cash adjustments	36,052	33,087	(8,127)
Change in assets and liabilities:
Accounts receivable, net	(25,448)	60,216	36,927
Inventories, net	(29,314)	48,642	52,892
Contract assets, net	(23,693)	-	-
Prepaid expenses and other assets, net	(7,869)	32,935	(45,475)
Contract liabilities	33,710	-	-
Accounts payable	(4,823)	12,403	(71,008)
Accrued liabilities and income taxes payable	(18,248)	(3,383)	(88,770)
Retirement obligations and other	(44,314)	(43,431)	16,372
Net deferred taxes	15,270	50,992	(15,948)
Net cash flows provided by operating activities	190,831	311,066	240,476
Cash flows – Investing activities:
Capital expenditures	(83,993)	(61,602)	(89,699)
Proceeds from disposal of assets	6,190	5,435	3,294
(Payments for) proceeds from disposition of businesses	(3,663)	232,767	(5,064)
Net cash flows (used) provided by investing activities	(81,466)	176,600	(91,469)
Cash flows – Financing activities:
Payments on long-term debt	(60,000)	(60,000)	(60,000)
Payments of deferred loan costs	-	(1,503)	-
Proceeds under other financing arrangements	3,377	7,359	35,680
Payments under other financing arrangements	(9,853)	(19,030)	(12,636)
Payments related to tax withholding for stock-based compensation	(3,061)	(6,238)	(10,405)
Payments of dividends	(99,416)	(99,233)	(97,746)
Other	(4,331)	(6,708)	1,386
Net cash flows used by financing activities	(173,284)	(185,353)	(143,721)
Effect of exchange rate changes on cash	(19,843)	33,970	(4,568)
Net change in cash and cash equivalents	(83,762)	336,283	718
Cash and cash equivalents at beginning of period	703,445	367,162	366,444
Cash and cash equivalents at end of period	$619,683	$703,445	$367,162
Income taxes paid (net of refunds)	$87,009	$59,409	$151,191
Interest paid	54,576	56,808	57,393

CONSOLIDATED QUARTERLY FINANCIAL DATA
(Unaudited)
(Amounts in millions, except per share data)
	2018
Quarter	4th	3rd	2nd	1st
Sales	$986.9	$952.7	$973.1	$920.0
Gross profit	321.8	308.5	286.1	271.4
Earnings before income taxes	78.6	44.4	28.3	25.0
Net earnings attributable to Flowserve Corporation	63.1	28.2	13.2	15.1
Earnings per share (1):
Basic	$0.48	$0.22	$0.10	$0.12
Diluted	$0.48	$0.21	$0.10	$0.12

	2017
Quarter	4th	3rd	2nd	1st
Sales	$1,034.1	$883.4	$877.1	$866.3
Gross profit	304.4	267.5	245.0	268.4
Earnings before income taxes	67.0	68.4	103.0	24.6
Net (loss) earnings attributable to Flowserve Corporation	(105.9)	47.6	41.9	19.1
(Loss) earnings per share (1):
Basic	($0.81)	$0.36	$0.32	$0.15
Diluted	($0.81)	$0.36	$0.32	$0.15

(1) Earnings per share is computed independently for each of the quarters presented. The sum of the quarters may not equal the total year amount due to the impact of changes in weighted average quarterly shares outstanding.

CONTACT:
Flowserve
Investor Contacts:
Jay Roueche, Vice President, Investor Relations & Treasurer, (972) 443-6560
Mike Mullin, Director, Investor Relations, (972) 443-6644

Media Contact:
Lars Rosene, Vice President, Corporate & Marketing Communications, (972) 443-6636